Exhibit 99.1

      Mace Security International Announces Stock Buy Back Plan & Reports Financial Results for the First Six Months and Second Quarter of 2007

     FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Aug. 13, 2007--Mace Security International, Inc. ("Mace" or the "Company") (Nasdaq:MACE) today announced that its Board of Directors authorized a Stock Buy Back Plan to purchase shares of the Company's common stock up to a maximum value of $2.0 million. The Company also announced financial results for the first six months and second quarter ended June 30, 2007.

     Mace Stock Buy Back Plan

     On August 13, 2007, the Company's Board of Directors authorized a Stock Buy Back Plan to purchase shares of the Company's common stock up to a maximum value of $2.0 million. Mace's Board of Directors considers the Company's current stock price to be undervalued. Mace's stock price is currently trading under its book value per share as of June 30, 2007 of $3.60. Stock purchases will be made in the open market, if and when management determines to effect purchases. Management may elect not to make purchases or make purchases less than $2.0 million in amount.

     Financial Results - First Half of 2007 compared to First Half of 2006

     Mace narrowed its net loss by approximately $900,000 in the first half of 2007 to $1.9 million, or $(0.13) per share, from a net loss of $2.8 million, or $(0.19) per share, in the first half of 2006.

     Total revenues for the first six months of 2007 were $22.7 million, compared to $25.7 million for the same period in 2006. Revenues in the Security Segment decreased by approximately $1.4 million, and car wash and detailing revenues decreased by approximately $1.0 million. The decrease in Security Segment revenues was primarily a result of the inability of some of Mace's vendors to supply high volume products in a timely manner, increased sales of discontinued and refurbished products at lower prices, and the impact on operations and management of the previously disclosed Florida embezzlement investigation. This decrease in sales was partially offset by growth in revenues in our personal defense and law enforcement aerosol operations. The decrease in our car wash and detailing revenue was primarily the result of the sale of car washes and reduced volumes in our remaining car washes due to an increase in inclement weather.

     Gross profit as a percentage of revenues was approximately 23.1% for the first six months of 2007 and 25.3% for the first six months of 2006. Gross profit percentage for 2007 was comprised of 25.5% for the Security Segment and 20.8% for the Car and Truck Wash Segment, and in 2006 this percentage was comprised of 28.2% for the Security Segment and 22.6% for the Car and Truck Wash Segment. The decrease in the Security Segment gross profit was due to the decrease in revenues noted above, a change in customer and product mix and an increase in sales of discontinued and refurbished products at reduced margins. The decrease in the Car and Truck Wash gross profit percentage was principally the result of reduced volumes.

     Selling, general and administrative ("SG&A") expenses for the first six months of 2007 decreased by $114,000, compared to the same period in 2006. Mace's SG&A expenses for the first six months of 2007 were impacted by several notable cash and non-cash charges. SG&A expenses include $248,000 of legal, consulting and accounting fees in the first six months of 2007 relating to the ongoing immigration investigation, compared to $1.1 million of such expenses in the first six months of 2006. As previously disclosed, the Company determined that our former divisional controller of the Florida Security division embezzled funds from the Company. Included in 2007 SG&A expenses is a charge of $99,000 representing the amounts of funds embezzled in the first quarter ended March 31, 2007 and approximately $300,000 of legal, consulting and accounting fees related to the Florida embezzlement investigation. SG&A expenses also include non-cash charges to compensation expenses for share-based compensation (employee stock options) of $332,000 and $387,000 for the first six months of 2007 and 2006, respectively.

     Discontinued operations include the Company's Arizona car wash region, our Northeast car wash region, and our truck washes. The results of operations for these regions are shown as discontinued operations for financial reporting purposes. These operations generated income of approximately $1.89 million in the first six months of 2007, the majority of which was from gains on the sale of car washes.

     Financial Results - Second Quarter of 2007 compared to Second Quarter of
2006

     Mace narrowed its net loss by approximately $615,000 in the second quarter of 2007 to $1.26 million, or $(0.08) per share, from a net loss of $1.88 million, or $(0.12) per share, in the second quarter of 2006.

     Total revenues for the second quarter of 2007 were $11.3 million, compared to $12.6 million for the same period in 2006. Car wash and detailing revenues decreased by approximately $649,000, and Security Segment revenues decreased by approximately $293,000. The decrease in Security Segment revenues was principally the result of the inability of some of Mace's vendors to supply high volume products in a timely manner, and the impact on operations and management of the Florida embezzlement investigation. This decrease in Security Segment sales was partially offset by growth in revenues in our machine vision camera and video conference equipment operation and our personal defense and law enforcement aerosol operation. The decrease in car wash and detailing revenues was primarily the result of the sale of car washes and reduced volumes in our remaining car washes due to an increase in inclement weather.

     Gross profit as a percentage of revenues was approximately 22.0% for the second quarter of 2007 and 24.0% for the second quarter of 2006. Gross profit percentage for 2007 was comprised of 25.5% for the Security Segment and 18.5% for the Car and Truck Wash Segment, and in 2006 this percentage was comprised of 26.6% for the Security Segment and 21.5% for the Car and Truck Wash Segment. The decrease in the Security Segment gross profit was due to the decrease in revenues noted above and a change in customer and product mix. The decrease in the car and truck wash gross profit percentage was principally the result of reduced volumes.

     Selling, general and administrative ("SG&A") expenses for the second quarter of 2007 decreased by $423,000 as compared to the same period in 2006. Mace's SG&A expenses for the second quarter of 2007 were also impacted by several notable cash and non-cash charges. The decrease in SG&A costs is primarily the result of a decline in legal, consulting and accounting fees related to the ongoing immigration investigation which decreased from $895,000 in the second quarter of 2006 to $117,000 in the second quarter of 2007. Additionally, included in the second quarter of 2007 SG&A expenses is approximately $300,000 of legal, consulting and accounting fees related to the Florida embezzlement investigation. SG&A expenses also included non-cash charges to compensation expense for share-based compensation (employee stock options) of $105,000 and $125,000 for the second quarter of 2007 and 2006, respectively.

     Discontinued operations, as defined above, generated income of approximately $600,000 in the second quarter of 2007, which included gains on the sale of car washes of approximately $705,000.

     The Company's net book value was $55 million, or $3.60 per share, at June 30, 2007. In addition, Mace had $74.8 million in total assets, including $20.4 million of cash and short-term investments at June 30, 2007.

     Mace will conduct a conference call on Thursday, August 16, 2007 at 11:00 AM EDT. The conference call number is (888) 751-6352 and the international conference call in number is (706) 902-1438, conference ID: 13288853. There will be access to a tape recording of the teleconference by calling (800) 642-1687 and entering the conference ID: 13288853. This will be available after the teleconference from 5:00 PM EDT, Thursday, August 16, 2007 through 5:00 PM EDT, August 30, 2007. In addition, a live web cast of the conference call will be available online at www.mace.com. A recording of the teleconference will also be available on the Company's website through August 30, 2007.

     About Mace

     Mace Security International, Inc. owns and operates car and truck washes, and had previously announced that it is exiting this segment of its business. Mace's remaining car washes for sale are located in Florida and Texas. The Company is a manufacturer of personal defense and electronic surveillance products marketed under the famous brand name, Mace(R). The Company recently entered the online and digital media e-commerce business with the purchase of Linkstar Interactive, Inc. Mace's web site is www.mace.com.

     Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "projected", "intend to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to economic conditions, dependence on management, dilution to shareholders, limited capital resources, the effects of weather on the demand for car care services, the effects of rapid growth on Mace and the ability of management to effectively respond to that growth, our ability to achieve operating synergies, our ability to compete against established competitors, regulatory matters, the effects of competition, and our ability to obtain additional financing. Such factors could materially adversely affect Mace's financial performance and could cause Mace's actual results for future periods to differ materially from any opinions or statements expressed within this press release. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations are contained under the heading "Risk Factors" in Mace's SEC filings, including its registration statements and its periodic reports on Form 10-K and Form 10-Q. This press release should be read in conjunction with the financial statements and notes contained in Mace's annual reports on Form 10-K and quarterly reports on Form 10-Q.


                            TABLES FOLLOW



          Mace Security International, Inc. and Subsidiaries
                Consolidated Statements of Operations
        (in thousands, except share and per share information)
                             (Unaudited)


                                            Six Months Ended June 30,
                                           ---------------------------
                                               2007           2006

Revenues
   Car wash and detailing services         $     8,686    $     9,697
   Lube and other automotive services            1,556          1,675
   Fuel and merchandise sales                    1,406          1,842
   Security sales                               11,060         12,445
                                           ------------   ------------
                                                22,708         25,659
Cost of revenues
   Car wash and detailing services               6,731          7,325
   Lube and other automotive services            1,256          1,273
   Fuel and merchandise sales                    1,243          1,634
   Security sales                                8,238          8,933
                                           ------------   ------------
                                                17,468         19,165

Selling, general and administrative
 expenses                                        8,252          8,366
Depreciation and amortization                      791            797
                                           ------------   ------------

Operating loss                                  (3,803)        (2,699)

Interest expense, net                             (396)          (497)
Other income                                       438            158
                                           ------------   ------------
Loss from continuing operations before
 income taxes                                   (3,761)        (3,008)

Income tax expense                                  50             78
                                           ------------   ------------

Loss from continuing operations                 (3,811)        (3,086)

Income from discontinued operations, net
 of tax                                    $     1,889    $       241

                                           ------------   ------------
Net loss                                   $    (1,922)   $    (2,845)
                                           ============   ============

Per share of common stock (basic and
 diluted):
Loss from continuing operations            $     (0.25)   $     (0.20)
Income from discontinued operations, net
 of tax                                           0.12           0.01
                                           ------------   ------------
Net loss                                   $     (0.13)   $     (0.19)
                                           ============   ============

Weighted average shares outstanding
   Basic                                    15,275,382     15,273,600
   Diluted                                  15,275,382     15,273,600



          Mace Security International, Inc. and Subsidiaries
                Consolidated Statements of Operations
        (in thousands, except share and per share information)
                             (Unaudited)

                                           Three Months Ended June 30,
                                           ---------------------------
                                               2007           2006

Revenues
   Car wash and detailing services         $     4,139    $     4,788
   Lube and other automotive services              750            875
   Fuel and merchandise sales                      753          1,014
   Security sales                                5,625          5,918
                                           ------------   ------------
                                                11,267         12,595
Cost of revenues
   Car wash and detailing services               3,311          3,683
   Lube and other automotive services              622            656
   Fuel and merchandise sales                      668            901
   Security sales                                4,191          4,343
                                           ------------   ------------
                                                 8,792          9,583

Selling, general and administrative
 expenses                                        4,075          4,498
Depreciation and amortization                      396            416
                                           ------------   ------------

Operating loss                                  (1,996)        (1,902)

Interest expense, net                             (146)          (240)
Other income                                       303             79
                                           ------------   ------------
Loss from continuing operations before
 income taxes                                   (1,839)        (2,063)

Income tax expense                                  25             39
                                           ------------   ------------

Loss from continuing operations                 (1,864)        (2,102)

Income from discontinued operations, net
 of tax                                            600            223

                                           ------------   ------------
Net loss                                   $    (1,264)   $    (1,879)
                                           ============   ============

Per share of common stock (basic and
 diluted):
Loss from continuing operations            $     (0.12)   $     (0.14)
Income from discontinued operations, net
 of tax                                           0.04           0.02
                                           ------------   ------------
Net loss                                   $     (0.08)   $     (0.12)
                                           ============   ============

Weighted average shares outstanding
   Basic                                    15,275,382     15,274,311
   Diluted                                  15,275,382     15,274,311



     CONTACT: Mace Security International, Inc.
              Eduardo Nieves, Jr.
              Vice President, Marketing & Investor Relations
              (954) 449-1313
              www.mace.com